As filed with the Securities and Exchange Commission on October 16, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOMARIN PHARMACEUTICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	68-0397820
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

770 Lindaro Street

San Rafael, CA 94901

(Address of principal executive offices) (Zip code)

BioMarin Pharmaceutical Inc. 2017 Equity Incentive Plan, as Amended April 12, 2019

BioMarin Pharmaceutical Inc. Amended and Restated 2006 Employee Stock Purchase Plan, as Amended and

Restated April 12, 2019

(Full title of the plan)

G. Eric Davis

Executive Vice President, General Counsel

BioMarin Pharmaceutical Inc.

770 Lindaro Street

San Rafael, California 94901

(415) 506-6700

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Jodie M. Bourdet

Siana E. Lowrey

Cooley LLP

101 California Street

5th Floor

San Francisco, CA 94111-5800

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
2017 Equity Incentive Plan, as Amended April 12, 2019 Common Stock, par value $0.001 per share	11,000,000 shares (2)	$65.11	$716,210,000.00	$92,964.06
Amended and Restated 2006 Employee Stock Purchase Plan, as Amended and Restated April 12, 2019 Common Stock, par value $0.001 per share	3,500,000 shares (3)	$65.11	$227,885,000.00	$29,579.47
Total	14,500,000 shares		$944,095,000.00	$122,543.53

(1)

Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected that increases the number of outstanding shares of Common Stock.

(2)	Represents additional shares of the Registrant’s Common Stock reserved for future issuance under the Registrant’s 2017 Equity Incentive Plan, as Amended April 12, 2019.
(3)

Represents additional shares of the Registrant’s Common Stock reserved for future issuance under the Registrant’s Amended and Restated 2006 Employee Stock Purchase Plan, as Amended and Restated April 12, 2019.

(4)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c). The price per share and aggregate offering price are based upon the average of the high ($65.57) and low ($64.64) prices of the Registrant’s Common Stock on October 9, 2019 as reported on the Nasdaq Global Select Market.

EXPLANATORY NOTE

On June 4, 2019, the Registrant’s stockholders approved (i) an amendment to the BioMarin Pharmaceutical Inc. 2017 Equity Incentive Plan (the “2017 Plan”) to increase the number of shares of Common Stock reserved for issuance under the 2017 Plan by 11,000,000 shares and (ii) amendments to the BioMarin Pharmaceutical Inc. Amended and Restated 2006 Employee Stock Purchase Plan (the “Purchase Plan”) to, among other items, increase the number of shares of Common Stock reserved for issuance under the Purchase Plan by 3,500,000 shares. Accordingly, this Registration Statement is being filed with the Commission to register an additional 11,000,000 shares of Common Stock for future issuance under the 2017 Plan and an additional 3,500,000 shares of Common Stock for future issuance under the Purchase Plan.

With respect to the 2017 Plan, these additional shares of Registrant’s Common Stock are securities of the same class as other securities for which an original Registration Statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on June  13, 2017 (File No. 333-218695). With respect to the Purchase Plan, these additional shares of Registrant’s Common Stock are securities of the same class as other securities for which an original Registration Statement on Form S-8 was filed with the Commission August  29, 2006 (File No. 333-136963) and a subsequent Registration Statement on Form S-8 was filed with the Commission on July 31, 2014 (File No.  333-197759).

Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of such prior Registration Statements.

PART II

ITEM 8.	EXHIBITS

Exhibit Number

4.1	Restated Certificate of Incorporation of BioMarin Pharmaceutical Inc., previously filed with the Commission on June 12, 2017 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

4.2	Amended and Restated Bylaws of BioMarin Pharmaceutical Inc., previously filed with the SEC on September 24, 2018 as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

5.1*	Opinion of Cooley LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Cooley (included in Exhibit 5.1 to this Registration Statement on Form S-8).

24.1*	Power of Attorney (included on the signature page of this Registration Statement on Form S-8).

99.1	BioMarin Pharmaceutical Inc. 2017 Equity Incentive Plan, as amended April 12, 2019, previously filed with the Commission on August 2, 2019 as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-26727), which is incorporated herein by reference.

99.2	BioMarin Pharmaceutical Inc. Amended and Restated 2006 Employee Stock Purchase Plan, as amended and restated April 12, 2019, previously filed with the Commission on August 2, 2019 as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-26727), which is incorporated herein by reference.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on October 16, 2019.

BIOMARIN PHARMACEUTICAL INC.

By:	/s/ Daniel Spiegelman
Daniel Spiegelman Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jean-Jacques Bienaimé and Daniel Spiegelman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jean-Jacques Bienaimé Jean-Jacques Bienaimé	Chairman and Chief Executive Officer (Principal Executive Officer)	October 16, 2019

/s/ Daniel Spiegelman Daniel Spiegelman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 16, 2019

/s/ Brian R. Mueller Brian R. Mueller	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	October 16, 2019

/s/ Elizabeth Anderson Elizabeth Anderson	Director	October 16, 2019

/s/ Willard H. Dere Willard H. Dere	Director	October 16, 2019

/s/ Michael G. Grey Michael G. Grey	Director	October 16, 2019

/s/ Elaine J. Heron Elaine J. Heron	Director	October 16, 2019

/s/ Robert J. Hombach Robert J. Hombach	Director	October 16, 2019

/s/ V. Bryan Lawlis V. Bryan Lawlis	Director	October 16, 2019

/s/ Alan J. Lewis Alan J. Lewis	Director	October 16, 2019

/s/ Richard A. Meier Richard A. Meier	Lead Independent Director	October 16, 2019

/s/ David Pyott David Pyott	Director	October 16, 2019

/s/ Dennis J. Slamon Dennis J. Slamon	Director	October 16, 2019